EXHIBIT 10.59
[ * ] DENOTES EXPURGATED INFORMATION
ALTERNATION AGREEMENT
BETWEEN
BOSTON BEER CORPORATION
AND
MILLER BREWING COMPANY
Dated October 23, 2007

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[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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SECTION 26	PUBLICITY	27
SECTION 27	NONSOLICITATION OF EMPLOYEES	27
SECTION 28	CAPTIONS	28
SECTION 29	NO THIRD PARTY BENEFICIARIES	28
SECTION 30	ENTIRE AGREEMENT	28
SCHEDULE 9	ALTERNATION FEES AND PRICING	1
[ * ]
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ALTERNATION AGREEMENT
This ALTERNATION AGREEMENT, dated as of October 23, 2007, is made by and among Boston Beer Corporation a Massachusetts corporation (“Boston”) and Miller Brewing Company, a Wisconsin corporation, and its subsidiaries (“Miller”).
WHEREAS, Boston and Miller are currently parties to an Amended and Restated Production Agreement (the “Prior Agreement”) dated as of November 1, 1998, originally executed by and between Boston and Stroh Brewing Company, which Prior Agreement has been amended and assigned from time to time; and
WHEREAS, as of the Effective Date, the parties wish to enter into this Alternation Agreement, which shall thereafter supplant and supersede the Prior Agreement as amended or revised, which Prior Agreement shall thereafter be deemed terminated and no longer have any force or effect.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:
SECTION 1
DEFINITIONS
As used herein, the following capitalized terms shall have the following meanings:
1.1 “Agreement” shall mean this agreement, including the Exhibits and Schedules attached hereto.
1.2 “Alternation” shall mean an election by a brewer with the TTB whereby one brewer is treated as having full use and control over the manufacturing facility of another.
1.3 “Applicable Taxes” shall have the meaning ascribed in Section 9.2.C. of Schedule 9.
1.4 “BPA” or brand/package/alcohol shall mean any specific combination of (i) a Brand, (ii) a package type, style, size and configuration and (iii) an alcohol content; for example six packs of 12 ounce bottles of Sam Adams beer with 4% alcohol by volume.
1.5 “Barrel” shall mean a quantity of beverages equal to 31 U.S. gallons.
1.6 “Boston Wholesalers” shall mean those third party licensed beer wholesalers that have entered into agreements with Boston to distribute the Brands on behalf of Boston and have been specifically authorized by Boston to receive the Brands at the Source Plant pursuant to this Agreement. Boston Wholesalers shall be deemed to include any duly licensed broker or agent specifically authorized by Boston to receive the Brands at the Source Plant pursuant to this Agreement. Boston has provided a written list of Boston Wholesalers to Miller prior to the date of this Agreement, and shall provide Miller with written notification of any changes to the identities of the Boston Wholesalers on that list before Miller will be required to give effectiveness to any such change pursuant to this Agreement.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

1.7 “Boston’s Percent Use” shall mean the percentage, calculated to two decimal points (i.e. one-hundredths of one percent), derived by dividing the use of the applicable process, space, capacity, cost or other item for the manufacturing, packaging or other production of the Brands for a particular period of time at a particular Source Plant, by the total use (including under this Agreement and for other contract brewing or alternation relationships) of such process, space, capacity, cost or other item for the applicable period of time at the applicable Source Plant.
1.8 “Brands” shall mean Boston’s Core Brands and Seasonal Brands listed on Schedule 1.8 attached hereto.
1.9 “Brands Manufacturing Price” shall have the meaning set forth in Schedule 9 attached hereto.
1.10 “Brewing Period” shall mean each of the twelve (12) month periods commencing on the first day of each Fiscal Year; provided that the first Brewing Period (the “First Brewing Period”) shall be the shortened period commencing as of the date of this Agreement and ending on the last day of the Fiscal Year in which this Agreement becomes effective.
1.11 “Brewing Period Quarter” shall mean each of the four, three-calendar month periods comprising a Brewing Period.
1.12 “Core Brands” shall mean Samuel Adams Boston Lager and Sam Adams Light
1.13 “Destruction Costs” shall mean the costs and expenses described in Section 6.6.
1.14 “Dunnage” shall mean pallets, protective blankets, cardboard separators, plywood bulkhead material, airbags, returnable bottles and cartons.
1.15 “Effective Date” shall have the meaning described in Section 2.
1.16 “Fiscal Year” shall mean, for purposes of this contract, Miller’s fiscal year, which may change from time to time. As of the commencement of this Agreement, Miller’s fiscal year begins on April 1st and ends on March 31st.
1.17 “Ingredients” shall mean any material used by Boston in the manufacture of the Brands.
1.18 “New Packaging Materials Costs” shall mean the costs and expenses described in Section 4.8.C.
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1.19 “No Show” shall mean when the Boston assigned carrier fails to arrive, ready to load, just prior to the prescribed loading period.
1.20 “Occupation” shall have the meaning described in Section 4.1.
1.21 “Order Cycle” shall mean the four or five week shipping period that starts with the first day of each month and ends with the last day of such month.
1.22 “Packaging” shall mean any materials required for the packaging of the Brands to be distributed in the United States in a saleable package and which are compatible with equipment and other operating limitations at the respective Source Plant.
1.23 “Pricing Procedures” shall have the meaning described in Section 11.1.
1.24 “Prime Rate” shall mean the rate announced by Morgan Guaranty Trust Company of New York as its prime rate in effect as of the last day of the subsequent Brewing Period Quarter.
1.25 “Prior Agreement” shall have the meaning described in the preamble of this Agreement.
1.26 “Process Change Costs” shall mean the costs and expenses described in Section 4.9.A.
1.27 “Production Requests” shall mean those requests for production of Brands which are made by Boston as set forth in Section 7.1.
1.28 “Purchase Discount” shall mean any purchase discount, quantity discount, refund or rebate, but specifically excluding those received as a result of credit terms.
1.29 “QA Standards” shall mean Boston’s Quality Assurance Standards, including all quality assurance requirements, procedures, guidelines and specifications currently established and promulgated by Boston, agreed to by Miller, and attached hereto as Schedule 1.29. “QA Standards” also incorporates any required federal or state law or regulation imposed on any service rendered hereunder.
1.30 “Reservation Fee” shall have the meaning described in Section 9.4 of Schedule 9.
1.31 “Seasonal Brands” shall mean the brands of malt beverages listed and identified as such on Schedule 1.8 attached hereto, and substitutions for these brands that Boston Beer may make from time to time in accordance with Section 19 hereof.
1.32 “Shipped Unit” shall mean a particular type, style, size and configuration of packaging manufactured by Miller for sale and shipment to Boston Wholesalers located in the United States in accordance with the terms of this Agreement.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

1.33 “Source Plant” shall mean those lines of the brewery owned and operated by Miller (or any of its Affiliates from time to time) located in Eden, North Carolina which are listed on Schedule 1.33, and such other lines, whether located at the Eden, North Carolina brewery or such other brewery owned and operated by Miller (or any of its Affiliates from time to time), as the parties may from time to time mutually agree to add to Schedule 1.33 after the Effective Date.
1.34 “SVC Component Parts” shall mean the SVC Component Parts set forth in Schedule 1.34.
1.35 “TTB” shall mean the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury or successor agency.
1.36 “Term” shall mean the period of time during which this Agreement is in effect, as described in Section 2.
1.37 “Transportation Fees” shall mean the actual cost to Miller of the Transportation Services, including without limitation all freight charges, stop off charges, fuel charges, load control center fees, no show freight charges, distributor detention charges, claims fees, premiums, and all other costs and expenses associated with the provision of Transportation Services.
1.38 “Transportation Services” shall mean those services related to the timely removal of Brands from any Miller Brewery and the shipment of those Brands to Boston Wholesalers.
1.39 “Unique Materials” shall mean any materials that are not used by Miller in the manufacture of its own brands of malt beverages.
1.40 “Wire Transfer” shall mean the wire transfer of immediately available funds to such account or accounts as may be designated to the payor by the payee in writing from time to time.
SECTION 2
TERM
This Agreement shall become effective as of November 1, 2008 (the “Effective Date”) and shall end on [ * ], unless terminated earlier pursuant to Section 20. The parties agree that on or before [ * ] they will confer to discuss their respective intent to amend or extend this Agreement or to enter into a new brewing agreement or alternation agreement to become effective as of [ * ]. The parties agree that, prior to the Effective Date, the Prior Agreement shall remain in full force and effect.
SECTION 3
QUALITY ASSURANCE STANDARDS
3.1 Compliance with QA Standards.
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A. Miller and Boston shall each conform their actions hereunder to the QA Standards. Miller shall perform all services pursuant to this Agreement in compliance with the QA Standards, and Boston agrees to accept the QA Standards for all services performed hereunder. All Packaging utilized by Boston must satisfy the QA Standards. The QA Standards may be changed by Boston from time to time with Miller’s consent, which consent shall not be unreasonably withheld. The parties agree that it shall not be unreasonable for Miller to withhold its consent to a change in the QA Standards if, among other reasons, Miller reasonably believes the requested change to the QA Standards would: (a) compromise or be inferior to Miller’s QA standards, (b) result in a decrease in the efficiency and/or capacity of the Source Plant, (c) not be compatible with Miller’s facilities and equipment, or (d) result in increased costs that Boston does not agree to pay. Miller may not change the QA Standards without consent from Boston Beer.
B. In the event that Boston fails to comply with any QA Standard (including but not limited to the QA Standards applicable to Packaging), any increased costs associated with such failure shall be passed through to Boston as part of the Standard Variable Cost.
3.2 Compliance with Foreign Law.
Boston acknowledges that it is wholly responsible for compliance with any foreign law, regulation or other standard for any Brand that will be shipped outside of the United States. Boston shall provide Miller with written notice of any such applicable foreign law, regulation or standard before Miller will be required to allow Boston to produce Brands to be shipped internationally. Miller has the sole right to either accept compliance with any such applicable foreign law, regulation or standard or to reject any such production requests.
SECTION 4
ALTERNATING PROPRIETORSHIP
4.1 Intent to Alternate. It is the intent of the parties to establish an alternating proprietorship relationship in accordance with the rules and regulations established by the TTB, as amended from time to time, whereby Boston will occupy the Source Plant and lease Miller’s employees, for the purpose of producing Boston’s Brands in the Miller Breweries (the “Occupation”). From immediately prior to the commencement of the brewing process, and for all times thereafter, Boston shall own all Ingredients, packaging, work in progress, etc. and shall bear the full risk of loss.
4.2 Occupation of Brewery.
A. Miller grants to Boston the right to occupy the Source Plant for the purpose of storing raw ingredients, manufacturing, processing, packing, and storing Brands. Nothing in this Agreement shall in any way be construed to grant Boston any property interest in the Source Plant.
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B. During the course of an Occupation, upon at least 24 hours prior notice to Miller’s Source Plant Manager (except in the event of an emergency involving an injury or actual or likely production stoppage, in which case Boston shall provide notice as promptly as practicable), Boston shall be entitled to full supervised access to the Source Plant, including but not limited to the ability to take routine line samples of the Brands at any time; provided that Boston will in no event have access to Miller’s records (except to the extent required by Section 4.2.C), packaging materials, or other proprietary information or materials.
C. Boston shall keep books and records related to the production of Boston Brands at the Source Plant, separate and apart from the books and records of Miller. Upon at least 24 hours prior notice to Miller, Boston shall have supervised, 24 hour access to Boston’s books and records.
4.3 Lease of Employees.
A. Miller shall make available to Boston the services of those Miller employees necessary for Boston to produce its Brands in accordance with this Agreement, including but not limited to supervisory employees. Such employees shall at all times remain employees of Miller, and shall only be leased to Boston for the specific purpose of producing Boston’s Brands in accordance with this Agreement. Miller shall at all times retain the sole authority to hire and fire employees, including but not limited to those employees leased to Boston. Subject to Miller’s obligation to ensure that sufficient employees are leased to Boston to allow Boston to produce its Brands in accordance with this Agreement, Miller shall retain the full authority and sole discretion to determine which employees will be leased to Boston from time to time, and may make any substitutions and changes that Miller chooses.
B. Miller shall at all times be responsible for the payment of wages and benefits to the leased employees. Boston shall pay Miller for the services of the leased employees as part of the Brands Manufacturing Price in accordance with this Agreement. Boston shall have no other obligations with respect to the leased employees.
C. All Leased Employees shall, at all times during the Occupation, remain at-will employees of Miller. Miller shall have the ultimate authority to make all employee-related decisions regarding the leased employees.
D. Boston agrees that it will lease from Miller all employees necessary for the production of the Brands at the Source Plant, and shall have no right to supply its own employees.
4.4 Cessation of Production at Source Plant.
A. Miller reserves the right to terminate operations at the Source Plant without liability to Boston.
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B. If Miller should terminate operations at a Source Plant, Miller and Boston agree to negotiate in good faith to modify this Agreement to include a new Source Plant, and to use commercially reasonable efforts to avoid a material interruption in Boston’s production requirements. The parties acknowledge and agree that nothing herein shall be construed to require Miller to pay for any capital expenditures or other costs associated with preparing an alternative Source Plant for Boston production.
C. In the event Miller determines to terminate operations at the Source Plant, Miller will continue to permit Boston to occupy the Source Plant and produce the Brands pursuant to the terms of this Agreement for [ * ] from the date Miller provides Boston notice of its intent or the date Miller publicly announces it intent, whichever is sooner; provided that Miller agrees to negotiate in good faith with Boston to allow Boston to occupy such Source Plant for so long as Boston’s Occupation is commercially and operationally reasonable. During the [ * ] period following Miller providing notice to Boston or publicly announcing the closing of the Source Plant, there will be no increase in the Brands Manufacturing Price nor any Brands Manufacturing Price Adjustment as a result of such change in operations at the Source Plant (but changes in such prices and adjustments may be made in the ordinary course). If Miller agrees to allow Boston to continue to occupy the Source Plant for more than [ * ] after Miller notifies Boston or makes a public announces the closure of the Source Plant, then Miller, as part of the good faith negotiations described above, may require Boston to accept an increase in the Brands Manufacturing Price.
D. Thereafter, if the parties are not able to reach agreement regarding relocating Boston’s production to a new Source Plant, this Agreement shall terminate and Miller shall have no liability to Boston; except that if this Agreement terminates as a result of this paragraph D in [ * ] of a Brewing Period and Miller and Boston do not agree to modify this Agreement to permit an alternative Source Plant, then Miller will repay Boston a pro rata portion of the Reservation Fee paid by Boston for the Fiscal Year in which the Source Plant terminated operations.
4.5 Guaranteed Capacity Obligations. Subject to the provisions of Sections 4.4 and 4.7 of this Agreement, during the Term of this Agreement Miller shall make available to Boston the number of Barrels of brewing capacity described below:
[ * ]
4.6 Annual and Monthly Production Forecasting.
A. No less than [ * ] before the beginning of each fiscal year, Boston shall provide to Miller its estimated package and volume levels for the subsequent Brewing Period, itemized by BPA.
B. On a monthly basis, on or before the 15th day of each month, Boston shall provide Miller with an updated forecast of its production requirements for the next three months, itemized by BPA.
4.7 Manufacturing Obligation Limitations. Miller has no obligation during any Order Cycle:
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[ * ]
4.8 Packaging.
A. Boston is solely responsible for the design and configuration of any Packaging, including but not limited to a container, label, crown, end, keg cap or label, carrier, carton or any other material that might be utilized for any Brand. Boston agrees that all Packaging chosen to be utilized for their brands will be in full conformance with the QA Standards and that all of its packaging will meet the QA Standards, including, but not limited to, standards regarding color, integrity and field performance.
B. Boston will be responsible for obtaining any licenses and approvals from all authorities, and will secure all necessary federal, state, foreign or other required licenses or approvals for the label or primary packaging and all necessary federal, state, foreign or other required licenses or approvals for all secondary packaging. Miller will provide Boston, upon its reasonable request, with documents and information within Miller’s sole control that are necessary in order for Boston Beer to apply for and secure such licenses and approvals; provided that Miller shall have no obligation to provide Boston with any competitively sensitive information.
C. Provided that Miller has approved the Packaging and Boston has authorized the specific expenditure in advance, Boston may purchase and install any tooling, dies, cylinders and plates or any other material that must be specially purchased for Packaging of the Brands. Boston shall reimburse Miller for any out of pocket and incremental cost increases arising as a result of the installation of any such tooling, dies, cylinders, plates or other material, such that all such changes will be cost neutral to Miller (the “New Packaging Materials Costs”). Miller shall retain responsibility for the maintenance of such new equipment.
D. Boston shall provide its own kegs for its use in fulfilling its obligations hereunder. The parties hereby acknowledge and agree that all such kegs are, and shall remain, the property of Boston.
E. The pallet loading requirements for finished product are set forth on Schedule 4.8.E. [ * ]
4.9 Manufacturing, Process and Packaging Changes.
A. Boston may make any changes to its manufacturing, process and packing as it desires; provided that Boston must consult with Miller before implementing such changes, and Miller consents to such changes, which consent may not be unreasonably withheld. The parties agree that it shall not be unreasonable for Miller to withhold its consent to any changes that are not compatible with Miller’s production of its own products, or which have the potential to disrupt Miller’s plant efficiencies or quality control standards, or which are physically or
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logistically impractical to implement. In the event that any such change requires any costs or expenditures, capital or otherwise, those expenditures shall be the sole responsibility of Boston, and shall be reimbursed to Miller in the event they are incurred by Miller (“Process Change Costs”). In addition, if any such changes result in increased production costs, Miller may condition its consent to such changes on Boston agreeing to an increase in the Brands Manufacturing Price, such that all such changes are cost neutral to Miller. Miller shall retain responsibility for the maintenance of such new equipment.
B. Boston acknowledges that Miller has in the past and will from time to time make certain innovations, changes or introductions to its manufacturing processes and packaging materials or processes. Boston acknowledges that it will have no rights of access to these manufacturing processes, Packaging or processes innovations, changes or introductions unless Miller, in its sole and absolute discretion, agrees to that access. In the event that any change or introductions to Miller’s manufacturing processes and packaging materials or processes becomes universal as to Miller’s products, Miller shall have the right to require Boston to adopt such changes or introductions for Boston’s manufacturing processes and packaging materials and processes; provided that Boston is in no way required to change any of its QA Standards or packaging, nor required to make any changes in its brewing processes that Boston can reasonably claim are a requirement of its brand equity or a requirement of its brand taste profile; and provided further that in the event that Miller makes such a change and Boston refuses to accept such a change for the issues described above, Miller shall have no liability to Boston in connection with any resulting inability to perform hereunder. Any change Miller requires Boston to make pursuant to this Section 4.9.B shall be made effective as of the first day of any Brewing Period, on not less than 6 months advance notice, unless the parties agree to an earlier date.
C. If Boston requests access to any changes or introductions in manufacturing processes and packaging materials or processes and Miller grants Boston such access, then Boston shall reimburse Miller for all related Process Change Costs related thereto, in an amount equal to Boston’s Percent Use (based on volume) of such changed packaging materials or process multiplied by the total Process Change Costs associated with such changes or introductions. For example, if the manufacture of the Brands constitutes 5.00% of the volume of use of the changed packaging materials or processes, then Boston shall reimburse Miller for 5% of the total Process Change Costs. If Boston does not request access to any such change but is required to change its QA Standards or its packaging to conform to Miller’s innovations, changes or introductions to its manufacturing processes and packaging materials or processes, then Boston Beer will bear none of the Process change Costs related thereto.
4.10 Dunnage.
A. Boston understands that Miller employs an automated system for tracking the return of all Dunnage shipped to Boston’s wholesalers called the Dunnage Return System (“DRS”). Boston agrees that it will require all Boston Wholesalers to utilize the DRS or any replacement system used in the future for all Brands produced at the Source Plant.
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B. Boston agrees that Boston and the Boston Wholesalers will abide by all Miller policies and procedures for the proper inventory, storage and return of any Dunnage as may be communicated by Miller in written notice to Boston from time to time, within forth-five (45) days of Boston’s receipt of such written notice.
C. Boston will purchase all Dunnage delivered with the Brands to Boston or Boston Wholesalers. Except as otherwise agreed to by Boston and Miller in writing, the purchase price for such Dunnage shall be equal to that charged by Miller to its own wholesalers for such items. Upon return to Miller by Boston of such Dunnage in a condition in conformance with Miller policies, procedures and QA Standards, Miller will purchase from Boston the Dunnage at a price equal to that paid by Miller to its own wholesalers for such items. If Dunnage is not returned in accordance with Miller policies, procedures and QA Standards, they will not be accepted; if such Dunnage is off-loaded and the purchase price paid to Boston, Boston will be charged the price paid by Miller plus the actual cost of removal and disposal of such Dunnage by Miller.
D. Boston shall not return Miller’s pallets to any other party (including any other contract brewery or alternative partner) and shall not deliver to Miller any other party’s pallets. Boston will be responsible for all costs of rectifying any such misdeliveries.
SECTION 5
INGREDIENTS AND PACKAGING
5.1 Procurement Services. Boston shall supply and ship to the Source Plant, at no cost to Miller, all malt, hops, flavorings and Unique Materials and certain Packaging which shall at all times remain separately identifiable as Boston’s property. Other than the malt, hops, flavoring, Unique Materials, and certain Packaging described in the preceding sentence, Boston agrees to purchase all of its requirements of Ingredients and Packaging from Miller immediately prior to the commencement of the brewing process for all Brands produced hereunder. Miller has no obligation to stock any minimum supply of Ingredients, but will maintain such stock in accordance with its own policies and procedures. Miller will sell such Ingredients to Boston immediately prior to the commencement of the manufacturing of a batch of beer. To the extent any Ingredients are procured by Miller, Boston shall pay Miller for such Ingredients as part of the Brands Manufacturing Price described in Schedule 9.
5.2 Commodity Markets. Boston acknowledges that there may be instances where Miller may acquire positions in certain commodity markets. Boston acknowledges that there are certain inherent risks associated with taking these forward market positions and that in order to take advantage of the potential cost savings gained by these types of transactions, Boston also may be subject to costs that might be higher than the market at the time a position is closed out. Miller and Boston agree that Miller shall sell such Ingredients to Boston at Miller’s actual cost (including but not limited to procurement costs and overhead), pursuant to the terms and conditions of this Agreement. Miller does not represent, warrant or guarantee in any way that engaging in the types of transactions described above will reduce the costs charged to Boston. Boston acknowledges that the costs related to such transactions may result in costs that are higher than would have been the case if the materials had been purchased at ordinary market rates.
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5.3 No Shared Savings. In addition to the positions in commodity markets described in Section 5.2, Boston acknowledges that there may be instances where Miller may expend additional resources to acquire positions in certain commodity markets for strategic purposes solely to benefit Miller, and that Miller is not required to share those savings with Boston.
5.4 Inventory. Upon receipt of Ingredients and Packaging, Miller shall inspect the goods for damage and accuracy of quantities delivered. Miller shall notify Boston of any such issues promptly in writing via facsimile. Bills of lading for Ingredients and Packaging received by Miller shall be signed and dated by a Miller employee and forwarded to Boston via facsimile on a daily basis at the end of each day. Miller shall provide to Boston perpetual inventory of all work in progress, finished goods and Packaging on a weekly basis and at month-end as of Boston’s fiscal month-end and shall perform inspections, counts, and other checks similar to those performed on its own materials. Boston employees will be allowed to participate in inventory counts provided reasonable advance notice is given to Miller.
SECTION 6
TRANSPORTATION SERVICES
6.1 Transportation Services. The parties anticipate that in the ordinary course Boston shall manage its own transportation requirements. However, Miller agrees that, from time to time at Boston’s request, it will provide Transportation Services to Boston during the Term of this Agreement. In addition, in the event of any No Shows Miller shall be entitled (but not required) to arrange alternate Transportation Services for Boston without the prior request or consent of Boston. Boston acknowledges that Miller will provide Transportation Services by utilizing the same transportation policies and procedures it utilizes for its own products; provided that the payment for such Transportation Services shall be in accordance with Section 6.7 of this Agreement. When Miller provides Transportation Services for Boston, whether in the case of No Shows or at Boston’s request, Miller shall make all required payments to carriers directly, and shall bill Boston for the Transportation Fees as provided in Section 6.7.
6.2 Carrier Selection. When Boston utilizes its own carriers, such carriers must be certified and qualified by Miller in accordance with Miller’s policies and procedures for its own carriers.
6.3 Responsibility for Claims. Boston shall have the sole responsibility to deal with any claims or issues regarding the Transportation Services directly with the carriers and/or Boston Wholesalers. Miller shall report to Boston any claims or issues of which it may be aware.
6.4 No Direct Sales. Boston shall not produce any Brands hereunder that are sold by Boston directly to licensed retailers or shipped to retailers without coming to rest at a warehouse licensed to Boston or a Boston Wholesaler.
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6.5 Warehouse Loading and Availability. Miller will provide Source Plant warehouse and loading services to Boston without additional cost to Boston, except as otherwise included in the SVC. Nothing herein will require Miller to expand existing storage areas to accommodate the Brands at any Source Plant or to store such Brands to the exclusion of Miller’s own products and brands.
6.6 Compliance with QA Standards. As part of the Transportation Services, orders for Brands will be filled in accordance with age policy procedures set forth in the QA Standards. In the event that the Brands become unsalable for any reason except for Miller’s negligence or willful misconduct, Boston shall be solely responsible and shall pay Miller the applicable usage fee as if such products had been shipped in accordance with this Agreement, and shall either pay all costs to destroy such Brands or reimburse Miller for any costs or expenses incurred by Miller to destroy such products (“Destruction Costs”).
6.7 Transportation Fees. Boston shall pay Miller the Transportation Fees in consideration of Miller’s provision of the Transportation Services; provided that, in each instance of a No Show, and in each instance that Boston provides Miller with less than forty-eight (48) hours notice of its need or desire for Miller to provide Transportation Services, Boston shall also pay Miller an additional fee equal to the amount of the load handling fee (or similar fee) charged to Miller by the carrier for such services. For the avoidance of doubt, whenever this Agreement states that Miller will provide services to Boston in accordance with Miller’s policies and procedures for its own products, such services shall be executed in accordance with Miller’s policies and procedures, but payment for such services shall be governed solely by the terms of this Agreement.
SECTION 7
PRODUCTION REQUESTS
7.1 Production Requests. At least eight weeks prior to the commencement of the Order Cycle to which the request relates, Boston shall provide Miller a request to produce Brands, itemized by BPA and volume, using the electronic production request system jointly developed by Miller and Boston, as modified from time to time. Subject to Miller’s right to accept or reject production requests in its sole discretion once Miller has satisfied its guaranteed capacity obligations as provided in Section 4.5, Miller may not reject such production requests; provided, however, in the event that Miller believes that for any reason it will be unable to allow Boston to produce the Brands as specified by Boston in the production request, then Miller will give Boston at least seven days (or such shorter number of days as is reasonably practical under the circumstances) advance notice of such fact and shall use commercially reasonable efforts to allow Boston to satisfy its production request as promptly as possible. If the terms of the preceding sentence are complied with, Miller shall have no liability to Boston for Miller’s inability to satisfy Boston’s production request. Boston acknowledges that from time to time, Miller will temporarily shutdown of the Source Plant for maintenance, holidays, inventory adjustments and other routine short-term, temporary stoppages of production, including but not limited to an annual Source Plant shut down generally running from Christmas Day through New Year’s Day. Miller shall provide Boston with reasonable advance notice of any such shutdown
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and shall use commercially reasonable efforts to allow Boston to increase production in advance of such shut down consistent with the production requirements forecasted by Boston in accordance with Section 4.6 hereof; provided that Miller shall not be required to permit Boston to produce more than Miller’s guaranteed capacity obligation described in Section 4.5 hereof. Boston understands and agrees that Boston shall not be permitted to produce any Barrels of the Brands during any such shutdown, and that Miller shall not be liable to Boston for any increased costs or lost opportunities on account of any such shutdown.
SECTION 8
ACCEPTANCE
From immediately prior to the commencement of the brewing process, and for all times thereafter, Boston shall own all Ingredients, packaging, work in progress, finished Brands, etc. and shall bear the full risk of loss. Title to all Ingredients and packaging supplied by Boston and risk of loss on such Ingredients and packaging supplied by Boston shall at all times be Boston’s. Acceptance of the load by the carrier as evidenced by the bill of lading will constitute completion of any responsibility by Miller to Boston and Boston Wholesalers for the shipment.
SECTION 9
ALTERNATION FEES AND PRICING
Alternation Fees and Pricing shall be governed according to Schedule 9 attached hereto.
SECTION 10
INVOICES AND PAYMENT
10.1 Boston Responsibility. Boston assumes all responsibility and obligation for pricing and credit terms relating to the Brands and for invoicing Boston Wholesalers. All risk of payment and collection arising out of the sale of the Brands will be solely that of Boston.
10.2 Billing and Payment Terms.
A. Miller will bill Boston electronically for the Brands Manufacturing Price plus the Transportation Fees, if any, and applicable fees relating to Deposit Items and Dunnage, on the first business day after the release of the packaged Brands for shipment. Except as may be otherwise agreed by Boston and Miller, Boston agrees to pay such bill by Wire Transfer not later than the eleventh (11th) business day following receipt thereof. Miller will bill Boston by delivering a written invoice, by mail or facsimile, to Boston for all other charges under this Agreement. Except as may be otherwise agreed by Boston and Miller, Boston agrees to pay such invoice by Wire Transfer not later than the eleventh (11th) business day following receipt thereof. All other costs, fees, and expenses arising under this Agreement will be billed periodically by Miller to Boston and all such bills shall be paid by Wire Transfer not later than the thirtieth (30th) day following receipt thereof. Payments that are late will bear interest at the Prime Rate, compounded daily. Notwithstanding the forgoing, in the event that Miller becomes entitled to terminate this Agreement pursuant to Section 20.2.A.1, Miller shall be entitled to change the payment terms hereunder to cash on delivery or cash in advance.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

10.3 Withholding of Disputed Amounts. In the event of a dispute as to an amount due, only the disputed amount may be withheld. In the event of such a dispute, the parties agree to reasonably cooperate with each other to resolve such dispute within 30 days of the date on which such disputed amount was withheld. If such dispute cannot be resolved within such 30 day period, then the dispute shall be subject to the dispute resolution provisions contained in Section 17 of this Agreement.
10.4 Stand-By Letter of Credit. If, at any time during the Term of this Agreement, Boston is late in its payments five or more times in any period of twelve consecutive months, Boston will immediately obtain and have issued to Miller a stand-by letter of credit in an amount equal to the monthly average, calculated over the last twelve months prior to issuance of the letter of credit, of Miller’s production expense and inventory exposure. Such letter of credit shall remain in force until Boston has had no late payments for a period of twelve consecutive months.
10.5 Prepayment Rights.
A. Notwithstanding the provisions of Section 9.3 of Schedule 9 relating to the payment of the quarterly Brands Manufacturing Price Adjustment, Miller and Boston shall have the right to make prepayments of all or any part of the quarterly Brands Manufacturing Price Adjustment estimated to be due the other party. Such prepayments, if any, may be made in such amounts and at such times as Boston or Miller in its respective sole discretion shall determine, provided that no such prepayment may be in an amount less than [ * ]. All such prepayments shall be made by Wire Transfer upon not less than one business day notice to the payee, and each such prepayment shall be designated as being a prepayment of estimated liability for the quarterly Brands Manufacturing Price Adjustment.
B. The amount of such prepayment(s) shall be treated as a credit to payor and a debit to the payee in determining the quarterly Brands Manufacturing Price Adjustment, to be owed by one party to the other party.
10.6 Interest Offset. Miller and Boston may deduct from payments, if any, due the other party under this Agreement, an amount equal to interest at the Prime Rate on all amounts due under this Agreement from the other party which have not been timely paid in accordance with this Agreement and upon which interest has not otherwise accrued under this Agreement. Such interest shall be for the period commencing on the day after the due date of such payment and shall run to the day of the offsetting deduction as provided in this Section 10.6. The offset right provided for in this Section 10.6 is not in derogation or limitation of any other rights provided to the parties in this Agreement.
SECTION 11
AUDITS AND RECORDS
11.1 Audit of Pricing Procedures. As Boston deems appropriate and at Boston’s request, but in no event more often than once in any Brewing Period, and only after Boston and its independent auditors shall have entered into an appropriate confidentiality agreement with Miller, the independent auditors of Miller will examine the relevant books and records of Miller
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

to verify the pricing, costing and cost accounting procedures used by Miller (collectively, the “Pricing Procedures”) as they relate to compliance with the Agreement. Miller’s auditors will promptly thereafter disclose the results of the audit and their work product to the independent auditors of Boston. As to any dispute arising between the parties pertaining to the Pricing Procedures both parties agree to be bound by any mutual resolution of that dispute reached by Boston’s and Miller’s respective auditors. The details of each audit shall remain confidential to the respective auditors and only the summary result of the audit will be communicated to Boston except that, if a dispute regarding the Pricing Procedures is not mutually resolved by the parties’ respective independent auditors, then Boston’s auditors may disclose the details of the audit to Boston to the extent necessary to fully apprise Boston of the issues underlying the dispute. Thereafter, at either party’s request, the dispute will be submitted to an independent third party accounting firm, mutually agreed upon by Miller and Boston (or in the absence of such agreement, by agreement of Miller’s and Boston’s respective independent auditors), which will act as a binding arbiter of the dispute. Miller and Boston hereby agree to be bound by the decision of such third party accounting firm. Such third party accounting firm may be required by either party to execute an appropriate confidentiality agreement. The costs of the third party accounting firm will be borne equally by Miller and Boston. The cost of each audit requested by Boston will be borne by Boston provided that Miller will reimburse Boston the amount of the fee up to and including the net amount found by the auditor to be due to Boston. Such reimbursement will be separate and in addition to any reimbursement of the net amount found by the auditor to be due to Boston. Payment of such reimbursement will be due within eleven (11) business days of the auditors’ final determination.
11.2 Boston’s Records. Boston shall keep independent records of the Brands Boston produces at the Source Plant. Such records will be kept at the Source Plant in accordance with law, and Boston shall have 24 hour access to such records.
SECTION 12
INSURANCE
12.1 Boston Insurance Coverage. Prior to Boston manufacturing any Brands hereunder, Boston will procure at its sole cost, and maintain in full force and effect during the Term of this Agreement and any extensions or renewals hereof:
A. Commercial general liability insurance with total general aggregate and each occurrence limits of not less than [ * ], covering bodily injury, death and property damage, product liability, advertising injury and all liability arising out of any claim (whether or not valid) for infringement of any copyright, title, slogan, libel, slander, defamation or invasion of rights of privacy of a third party arising out of or relating to the Brands or Boston’s advertising and promotional activities, and covering any incident that may occur involving this Agreement, directly or indirectly.
B. Workers compensation insurance as required by state law and employer’s liability insurance in an amount not less than [ * ].
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

12.2 Coverage Rating. Boston shall obtain each policy of insurance required under this Agreement from an insurance carrier with an A.M. Best rating of A (-) or higher and, upon Boston obtaining the insurance in compliance with this Section, shall supply Miller (Attention: Corporate Banking and Insurance) with certificates evidencing such insurance, each in a form satisfactory to Miller, along with satisfactory evidence of payment in full of all premiums for such insurance. Each such certificate of insurance shall provide that such insurance cannot be modified, terminated or canceled by the carrier except upon thirty (30) days prior written notice to Miller of such event. Promptly following the execution of this Agreement, Boston shall cause each such policy to name as additional insureds Miller, its parent SABMiller plc, subsidiary and affiliated companies, successors, licensees and assigns and the respective officers, directors, agents and employees of any and all of the foregoing and shall contain an endorsement that negates the “other insurance” clause in the policy and a statement that the insurance being provided is primary and that any errors and omissions insurance carried by Miller or any other person or entity (other than Boston) is not primary. Insurance maintained by Miller is for its exclusive benefit and will not inure to the benefit of Boston. In the event Boston does not timely supply to Miller such certificates of insurance after Miller’s demand for such certificates, Miller shall have the right (without limiting any of its rights and remedies), acting in its discretion, to withhold any rights granted in this Agreement until such certificates are furnished.
12.3 Miller Insurance Coverage. Miller will procure at its sole cost, and maintain in full force and effect during the Term of this Agreement and any extensions or renewals hereof:
A. Commercial general liability insurance with total general aggregate and each occurrence limits of not less than [ * ], covering bodily injury, death and property damage, advertising injury and all liability arising out of any claim (whether or not valid) for infringement of any copyright, title, slogan, libel, slander, defamation or invasion of rights of privacy of a third party arising out of or relating to the Brands or Boston’s advertising and promotional activities, and covering any incident that may occur involving this Agreement, directly or indirectly.
B. Workers compensation insurance as required by state law and employer’s liability insurance in an amount not less than [ * ].
SECTION 13
WARRANTIES
13.1 Authority. Each party represents to the other party that it is duly incorporated and in good standing in its respective state of incorporation, that it has the authority to enter into and perform this Agreement, and that the consummation of this Agreement will not violate any agreement or judicial order to which it is a party or by which it is bound.
13.2 Brands. BOSTON IS SOLELY RESPONSIBLE FOR PROVIDING RIGHTS WITH RESPECT TO THE INTANGIBLE ASSETS AND RECIPES NECESSARY FOR MILLER TO FULFILL ITS OBLIGATIONS UNDER THIS AGREEMENT, AND MILLER MAKES NO WARRANTIES WITH RESPECT TO SAID ASSETS AND RECIPES. BOSTON
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SPECIFICALLY ASSUMES ALL LIABILITY RELATING TO WARNINGS (OR THE LACK OR ADEQUACY THEREOF) ON THE PACKAGING FOR THE BRANDS. MILLER MAKES NO WARRANTIES WITH RESPECT TO THE BRANDS OTHER THAN THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, AND MILLER HEREBY EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR OTHERWISE. MILLER WILL NOT BE LIABLE TO BOSTON FOR ANY COSTS OR DAMAGES, INCLUDING CONSEQUENTIAL DAMAGES, ARISING OUT OF THE DISTRIBUTION OF BRANDS OUTSIDE OF THE UNITED STATES, THAT BECOME UNSALABLE PURSUANT TO THE QA STANDARDS THROUGH NO FAULT OF MILLER, OR THAT WERE MANUFACTURED IN ACCORDANCE WITH THE QA STANDARDS.
13.3 Intellectual Property. Boston represents and warrants to Miller that: (1) Boston has and owns all rights to the recipes and formulas for the Brands and all trademarks, trade dress, copyrights and other intellectual property that Miller will be using in performing its obligations under this Agreement, and such rights and assets do not and will not infringe any patent, trademark, trade secret, copyright, or other proprietary right of any third party; (2) that all formulas for the Brands and all Packaging designated by it hereunder will comply with all applicable federal and state laws and regulations; and (3) neither the execution and delivery of this Agreement by Boston nor the consummation by Boston of the transactions contemplated hereby will conflict with or result in a breach of any statute or administrative regulation, any order, writ, injunction, judgment, or decree of any court or governmental authority, testamentary or trust document, contract, debt or other financing agreement or any agreement to which Boston is a party or by which Boston is bound.
SECTION 14
INDEMNIFICATION
14.1 Intellectual Property Indemnification. Should any claim or claims be made against Miller by any third party or parties for unfair competition, infringement, invasion or other misappropriation of any patent, trademark, copyright or any other proprietary rights based solely on Miller’s performance of it’s obligations under this Agreement, Boston will defend, at its expense, each and every one of such claims on Miller’s behalf, and Boston further undertakes to indemnify and hold Miller harmless from and against any loss, costs, expense or other damage, including without limitation, reasonable attorneys’ fees and expenses resulting from, arising out of or incurred with respect to such claim or claims.
14.2 Boston Indemnification Obligations. Except to the extent arising out of a situation in which Miller has a duty of indemnity pursuant to Section 14.3., Boston agrees to indemnify and hold Miller harmless from and against all loss, costs, expense, liabilities or other damage, including, without limitation, reasonable attorneys’ fees and expenses, resulting from, arising out of or incurred with respect to: (1) any breach or inaccuracy of any representation or warranty made by Boston in or pursuant to this Agreement; (2) any failure by Boston to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement; (3) any claim for damages or liability against Miller, by any
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

third party, alleging that Miller has impaired or interfered with that third party’s contractual relationship with Boston through Miller’s negotiating, entering into or performing under this Agreement; (4) any product recall, product tampering, or product extortion related to the Brands and not directly caused by the negligence of Miller; (5) all claims (i) of noncompliance of Packaging and designs thereof approved by Boston for the Brands with federal or state requirements, where such noncompliance is through no fault of Miller; (ii) by public agencies or private persons with respect to the distribution, sales, marketing or promotion of the Brands, except to the extent Miller is responsible therefore and provided that Miller will not be deemed responsible merely by virtue of allowing an Occupation of the Source Plant by Boston for the purpose of manufacturing, packaging or shipping the Brands pursuant to this Agreement; and (iii) by public agencies or private persons with respect to impurities or defects of any kind in the Brands and/or Packaging when Miller has complied with the QA Standards for the Brands; provided that in no event shall Boston be liable for Consequential Damages under this Section 14, except as otherwise provided in Section 16.
14.3 Miller Indemnification Obligations. Except to the extent arising out of a situation in which Boston has a duty of indemnity pursuant to Section 14.2, Miller agrees to indemnify and hold Boston harmless from and against all loss, costs, expense or other damage, including, without limitation, reasonable attorneys’ fees and expenses, resulting from, arising out of or incurred with respect to: (1) any breach or inaccuracy of any representation or warranty made by Miller in or pursuant to this Agreement; (2) any failure by Miller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement; and (3) all claims made against Boston by any party or parties for personal injury or property damage caused by impurities or defects of any kind in the Brands hereunder except to the extent Miller has complied with the QA Standards for the Brands; provided that in no event shall Miller be liable for Consequential Damages under this Section 14, except as otherwise provided in Section 16.
14.4 Indemnification Procedures. If any action, claim or demand shall be brought or asserted against any party to this Agreement in respect of which indemnity may be sought pursuant to this Section 14, the party seeking indemnification (the “Indemnified Party”) shall promptly notify in writing the other party from which indemnification is sought (the “Indemnifying Party”), stating, to the extent applicable and known by the Indemnified Party, the name and address of each claimant, the nature of the claim, and the provision or provisions of this Agreement under which such claim for indemnity is asserted. The Indemnifying Party shall have the right to participate in the defense of third-party claims by counsel of its choosing and at its expense. No third-party claim may be settled without the written consent of the Indemnified Party and the Indemnifying Party. If the Indemnified Party declines to accept a bona fide offer of settlement of a third-party claim which is recommended by the Indemnifying Party, the maximum liability of the Indemnifying Party shall not exceed the amount it would have been liable for had such settlement been accepted. If the Indemnifying Party declines to accept a bona fide offer of settlement recommended by the Indemnified Party, the Indemnifying Party shall be liable for whatever outcome results from such third-party claim.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

14.5 Responsibility for Boston Wholesaler Returns. All demands by Boston Wholesalers for return of Brands manufactured hereunder will be the sole responsibility of Boston.
14.6 Responsibility for Sales and Marketing Activities. The sale of the products of the Brands to Boston Wholesalers and all marketing and promotional activities incident to sale and distribution of the Brands will be the sole obligation and responsibility of Boston, and Boston indemnifies Miller against any claim that might be raised by any party or governmental agency relating to that obligation and responsibility.
14.7 Responsibility for Authorized Release of Brands. Boston agrees to indemnify and hold Miller harmless from and against all damages, claims, demands or liabilities that Miller may incur, and further agrees to defend any suits or actions which may be brought against Miller, arising out of Miller releasing Brands to any party designated by Boston.
14.8 Responsibility for Maintaining Confidential Pricing Information. Boston agrees that it will not provide any information regarding the pricing, marketing or credit terms it sets for its business, and will indemnify and defend Miller from any costs associated with any claim made that Boston has done so.
SECTION 15
CONFIDENTIALITY
15.1 No Sharing of Competitive Information. Boston will furnish to Miller such information as is reasonably necessary for Miller to fulfill its obligations under this Agreement, including the respective brewing formulas and manufacturing processes for the Brands. Under no circumstances will Boston provide to Miller information about Boston pricing, marketing, or sales plans, or similar competitive information. Miller will use information received from Boston solely for purposes of complying with its obligations under this Agreement. Miller shall take reasonable steps to maintain the confidentiality of any information provided to it by Boston which is not in the public domain or otherwise known to Miller, and to limit access to such information to Miller employees involved in carrying out Miller’s obligations under this Agreement.
15.2 Confidentiality Obligations. All information about Miller that is obtained by Boston or its employees, directly or indirectly, as a consequence of Miller’s fulfillment of its obligations under this Agreement shall be treated by Boston as confidential and shall not be used for any purpose other than to assist Miller in carrying out its obligations under this Agreement. Such information may include, but is not limited to, Millers manufacturing processes, operating procedures, contract manufacturing arrangements, costs, and labor practices. Boston employees who are involved in assisting Miller to carry out its obligations under this Agreement shall be instructed by Boston on their obligation to treat all information about Miller as confidential. Boston shall ensure that its employees take reasonable steps to avoid obtaining access to any information about Miller pricing, marketing, sales plans, contract manufacturing arrangements, or similar competitive information relating to Miller.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

15.3 No Disclosure. Miller and Boston agree to refrain from disclosing this Agreement or its terms and conditions to any person or entity not a party hereto, except as may be required by any court, government agency or proper discovery request or as reasonably needed to enforce this Agreement, it being understood that Boston is required to file this Agreement as a material contract with it periodic reports required under the Securities Exchange Act of 1934. If a party is required to disclose this Agreement or any of its terms and conditions, the disclosing party shall: (a) use its best efforts to insure that such disclosure is made on a confidential basis and (b) in the case of disclosure required as the result of any order of any court or government agency or discovery request, give prompt notice thereof so that the other party may, if it so chooses, assert any rights it may have to maintain confidentiality or obtain relief from public disclosure. Miller acknowledges that Boston Beer will be required to file this Agreement in its periodic SEC filings. Boston Beer will consult with Miller and make all reasonable efforts to ensure that any sensitive or confidential information, including but not limited to Schedule 9 hereof, is redacted, omitted, or otherwise given confidential treatment; provided that the parties acknowledge that Boston cannot ensure such treatment.
SECTION 16
LIMITATION OF LIABILITY AND PERIODS ON CLAIMS
16.1 No Consequential Damages. Neither Miller or Boston shall be liable to the other for any incidental or consequential damages arising out of this Agreement, whether in contract, tort or otherwise (including strict liability), whether at law or in equity; provided, however, that nothing herein shall be deemed to waive any damages or limit the parties’ liability to each other with respect to claims brought against Miller or Boston by unrelated third parties.
16.2 Limitation on Time for Pricing Claims. Except as provided below, any claim or assertion of a dispute by Boston regarding: (i) Boston Standard Variable Cost or the Pricing Procedures or (ii) any other calculation made pursuant to Schedule 9 must be made within [ * ] after the end of the Brewing Period to which the claim or assertion relates or the claim or dispute shall be deemed waived and forever released by Boston. Notwithstanding the foregoing, any claim or assertion of a dispute regarding calculated pursuant to the Brands Manufacturing Price Adjustment must be made during the [ * ] following payment thereof, or shall be deemed waived and forever released by Boston.
16.3 Limitation on Time for Other Claims. All other claims hereunder must be brought no later than [ * ] after such claim arose or the party having such claim shall be deemed to have waived and forever released it; provided that for this purpose, a claim will be deemed to have arisen at the time the party asserting the claim first became aware of such claim.
SECTION 17
DISPUTE RESOLUTION
17.1 Resolution of Disputes. It is the intention of the parties to make a good faith effort to resolve, without resort to litigation or arbitration, any dispute arising under or related to this Agreement according to the procedures set forth in this Article. In the event of a dispute,
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

controversy or claim arising out of or relating to this Agreement, or any breach, termination or invalidity hereof (a “Dispute”), each party has agreed to designate employees and senior executives with authority to resolve the Dispute. The designated employees and senior executives shall promptly begin discussions in an effort to agree upon a resolution of the Dispute. Notwithstanding the requirements of this Section 17, each party retains its rights to terminate this Agreement pursuant the provisions contained in Section 20. The issue of whether such a termination or cancellation is proper shall not be considered a Dispute hereunder, and as a result shall be subject to the provisions of Section 17.4.
17.2 Dispute Procedures. This dispute resolution process begins with the receipt of written notification of a Dispute by either party.
A. If the Dispute involves any of the services provided hereunder, it will be negotiated by Boston’s Director of Operations (as of the date of this Agreement, Brian Kellogg) and Miller’s Contract Manager (as of the date of this Agreement, Dave Shaughnessy). If these parties are unable to reach an acceptable resolution after a period of ninety (90) days, both parties agree that the Dispute will be referred to Boston’s Vice President of Operations (as of the date of this Agreement, Thomas W. Lance) and Miller’s Director Business Development Contract Manufacturing (as of the date of this Agreement, Manoli Kulutbanis) for negotiation. If these parties are unable to reach an acceptable resolution after a period of sixty (60) days, both parties agree that the matter will be referred to Mediation.
B. If the Dispute involves any other aspect of this Agreement, the matter will be referred to Miller’s Director Business Development Contract Manufacturing (as of the date of this Agreement, Manoli Kulutbanis) and Boston’s Vice President of Operations (as of the date of this Agreement, Thomas W. Lance). If these parties are unable to reach an acceptable resolution after a period of ninety (90) days, both parties agree that the Dispute will be referred to Boston’s President and Chief Executive Officer (as of the date of this Agreement, Martin Roper) and Miller’s Executive Vice President of Operations (as of the date of this Agreement, Dave Zini) for negotiation. If these parties are unable to reach an acceptable resolution after a period of sixty (60) days, both parties agree that the matter will be referred to Mediation.
17.3 ADR Process. The Mediation process shall be conducted in accord with the Alternative Dispute Resolution process of the State Bar of Wisconsin, attached hereto as Exhibit C. The exclusive venue for the Mediation process shall be Chicago, Illinois.
17.4 Other Remedies. If the Mediation process does not result in a resolution of the Dispute, either party shall have the right to pursue any and all remedies available under this Agreement, at law or in equity in a court of competent jurisdiction. Neither the giving of notice of a dispute or controversy nor the pendency of any dispute resolution process as described in this Section 17 shall extend any notice or cure period described in this Agreement or any period within which a party must act as described in this Agreement.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

17.5 Continued Performance. Subject to the rights of the parties to terminate this Agreement or suspend their performance as set forth in this Agreement, both parties shall continue to perform their obligations under this Agreement during the pendency of any Dispute.
SECTION 18
FORCE MAJEURE
In the event of a Force Majeure at the Source Plant causing a temporary reduction or cessation of production at the Source Plant, Miller shall be entitled to suspend its performance hereunder. Miller will not be liable to Boston for any failure to perform hereunder which results from events beyond Miller’s reasonable control, including without limitation, acts of God, fires, explosions, earthquakes, raw material shortages, energy shortages, acts of terrorism and strikes or other labor problems. This Agreement may not be terminated by Boston as a result of any such failure to perform; provided however, upon the occurrence of any of the foregoing events, Boston’s obligations to perform hereunder will be suspended to the extent that Miller is unable to perform; provided that in any event Boston shall continue to be required to make payments to Miller as required by this Agreement for all Barrels of the Brands actually produced by Boston pursuant to the terms of this Agreement.
SECTION 19
CHANGES TO LIST OF BRANDS
If Boston wishes to add a new brand of beverage under this Agreement, it will provide Miller with a written request to include such new brand under this Agreement, which notice shall include a description of the brand and all required manufacturing processes, Packaging, Ingredients, and other services that the new brand might require. Miller will have the sole discretion to determine whether any new brand requested by Boston will be accepted. If accepted, any additional new brand will be made subject to all provisions of this Agreement. The parties acknowledge that Boston may, from time to time, substitute a new brand for a Seasonal Brand upon notice to Miller, provided that such substituted brand is manufactured using a similar process as the prior Seasonal Brand, which does not place any additional burden on the Source Plant, as determined in Miller’s reasonable discretion.
SECTION 20
TERMINATION
20.1 Boston’s Right to Terminate.
A. Boston has the right to terminate this Agreement without any liability to Miller if:
1. Within five business days’ after receipt of written notice from Boston, Miller fails to pay any amount then due Boston hereunder, unless such amount is a Dispute subject to the procedures in Section 17, including, without limitation, any matter related to the Brands Manufacturing Price Adjustment;
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2. Despite its best efforts, Boston is denied a Brewer’s Notice for the Source Plant as an alternating proprietorship, or such Brewer’s Notice is cancelled through no fault of Boston; provided that, in the event the Brewer’s Notice is cancelled, the termination of this Agreement shall not be effective for thirty (30) days from the date of notice of such cancellation, during which period Miller shall be entitled to take such actions as it deems appropriate, at its sole cost and in its sole discretion, to reinstate the Brewer’s Notice (it being expressly understood that Miller shall not be obligated to take any action to reinstate the Brewer’s Notice), in which case this Agreement shall remain in effect;
3. Miller liquidates, dissolves, makes an assignment for the benefit of creditors, or receivership or bankruptcy proceedings are instituted by or against Miller; or
4. Miller is in material default of a material provision of this Agreement and such material default remains uncured for 60 days after Boston provides written notice to Miller specifying in detail the nature of such default.
5. Boston provides Miller with at least [ * ] advance written notice of its intent to terminate this Agreement, with an effective date on or after [ * ]; provided that if the effective date is not the last day of a Brewing Period, then Miller shall remain entitled to receive and retain the full Reservation Fee related to the Brewing Period in which the termination occurs.
6. Miller agrees to such termination.
B. Limitation on Boston’s Right to Terminate. Boston has no right to terminate this Agreement except as expressly provided in Section 20.1(A.), provided no limitation will apply to Boston’s rights under law to suspend its performance under this Agreement and/or seek damages in the event of the non-performance of this Agreement by Miller in a manner not specified in Section 20.1(A.). A termination in accordance with this Section 20.1 shall not affect the right of Boston to obtain such additional relief at law or in equity to which it is entitled as a result of a breach of this Agreement by Miller. Notwithstanding the foregoing, Miller shall in no event have any liability for Consequential Damages, except as otherwise provided in Section 16.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

20.2 Miller’s Right to Terminate.
A. Miller has the right to terminate this Agreement, without any liability to Boston:
1. Immediately on written notice if, within five business days’ after receipt of written notice from Miller, Boston fails to pay any amount then due Miller hereunder (other than as noted in subsection 5 below), unless such amount is a Dispute subject to the procedures in Section 17, including, without limitation, any matter related to the Brands Manufacturing Price Adjustment;
2. Immediately on written notice if Boston liquidates, dissolves, makes an assignment for the benefit of creditors, or receivership or bankruptcy proceedings are instituted by or against Boston;
3. Immediately on written notice if Boston consummates any reorganization, merger, or consolidation with an entity not directly or indirectly 100% owned by The Boston Beer Company, Inc.;
4. Immediately on written notice if Boston sells substantially all of its assets;
5. Immediately on written notice if Boston fails to pay any Reservation Fee when due and such failure remains uncured for five (5) business days after receipt of written notice from Miller;
6. [ * ];
7. [ * ];
8. [ * ];
9. Immediately on written notice if Boston is in material default of a material provision of this Agreement and such material default remains uncured for 60 days after Miller provides written notice to Boston specifying in detail the nature of such default; or
10. If Boston agrees to such termination.
For purposes of this Section:
[ * ]
“Affiliate” shall mean, with reference to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the first Person.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Person” shall mean a corporation, an association, a partnership (general or limited), a joint venture, an estate, a trust, a limited liability company, any other legal entity, or an individual.
B. Limitation on Miller’s Right to Terminate. Miller has no right to terminate this Agreement except as expressly provided in Sections 20.2(A) and (B). However, Miller shall be entitled to suspend its performance under this Agreement and/or seek damages in the event of any non-performance of or non-compliance with this Agreement by Boston in a manner not specified in Sections 20.2(A) and (B), including a breach of any representation or warranty, or a failure to comply with the QA Standards. A termination in accordance with this Section 20.2 shall not affect the right of Miller to obtain such additional relief at law or in equity to which it is entitled as a result of a breach of this Agreement by Boston. Notwithstanding the foregoing, Boston shall in no event have any liability for Consequential Damages, except as otherwise provided in Section 16.
20.3 Payments Due Upon Expiration or Termination. At the expiration of this Agreement, or upon the rejection of this Agreement in bankruptcy proceedings, or upon earlier termination of this Agreement in accordance with Sections 20.1, or 20.2., Boston shall remove from Miller property all Packaging and Unique Ingredients or any other Boston specific material in Miller’s physical possession, and all usable Ingredients and work-in-process. In addition, within thirty (30) days of the date of such expiration or termination, the parties will settle in cash all other accounts.
SECTION 21
NOTICES
21.1 Method of Giving Notice. Notices or other communications required or permitted hereunder will be sufficiently given if personally delivered, or sent by facsimile or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Miller:	Miller Brewing Company
3939 West Highland Boulevard
Milwaukee, Wisconsin 53208
Copies to: Senior Vice President General Counsel, Senior Vice
President Finance, and Executive Vice President of Operations
Fax: (414) 931-3732

with a copy to:	Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention: Michael M. Grebe
Fax: (414) 271-3552
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

If to Boston:	Boston Beer Corporation
One Design Center Place, Suite 850
Boston, MA 02210
Copies to: Vice President of Operations and
Legal Department
Fax: (617) 368-5553

with a copy to:	Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Attention: Frederick H. Grein, Jr., Esq.
Fax: (866) 369-4741
or to such other persons and addresses as shall be furnished by like notice by such party or person. Any notice given in accordance with this provision shall be deemed to have been given and effective when received.
21.2 Notification of Boston Wholesalers. From time to time, Boston or Miller will notify Boston Wholesalers of any Miller required policies or procedures to be used by Boston or Boston Wholesalers and of such other information as is mutually agreed to by Boston and Miller. Boston will supply to Miller and is responsible to keep current any list of Boston Wholesalers for this purpose. Miller will allow Boston to review and approve any planned communication by Miller to Boston Wholesalers that concern Boston products and/or services.
SECTION 22
GOVERNING LAW AND VENUE
This Agreement shall be governed by and construed in accordance with the provision of the laws of the State of Wisconsin, without regard to the application of its rules on conflict of laws. All parties consent to the exclusive jurisdiction of the federal or state courts in the state of Wisconsin as having both personal and subject matter jurisdiction and venue in connection with any matter, dispute or cause of action arising hereunder or pursuant hereto.
SECTION 23
SUCCESSORS AND ASSIGNMENT
This Agreement is binding upon, and the benefits hereof inure to, the parties hereto and their respective successors and assigns; provided that neither this Agreement nor any right or obligation under this Agreement may be assigned by either party without the written consent of the other party hereto, except that no consent is necessary for (i) an assignment by Miller to an affiliate of Miller that is owned, directly or indirectly, 100% by SABMiller plc, or (ii) an assignment by Boston to an affiliate of Boston that is owned, directly or indirectly 100% by The Boston Beer Company, Inc.; in either case so long as the assigning party gives prompt written notice of such assignment to the other party. Any attempted assignment in violation of the provisions of this Section 23 will be void. Assignment of this Agreement shall not relieve the assigning Party of its financial obligations hereunder, including its indemnification obligations, if an assignee defaults in the performance of its assigned obligations.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SECTION 24
SEVERABILITY
In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained within the body of the Agreement.
SECTION 25
AMENDMENTS
No amendment, modification or waiver of any term hereof shall be effective unless set forth in writing and signed by Boston and Miller.
SECTION 26
PUBLICITY
Miller and Boston agree not to publicly disclose the terms, conditions and other details of this Agreement without the prior written consent of the other party, except as required by law, and then, to the extent possible, only upon prior notice to the other party. It being understood, however, that Boston will report the existence of this Agreement by filing a current report form 8-K under the Securities Exchange Act of 1934.
SECTION 27
NONSOLICITATION OF EMPLOYEES
Each party will not solicit the personnel of the other for employment during the term of this contract. However, each party acknowledges that a party may post all job openings on appropriate bulletin boards at its locations for the benefit of its employees and such postings are visible to consultants, visitors and others. For the purposes of this Agreement, such postings, and any newspaper advertisements or similar information about employment opportunities shall not constitute a solicitation of the other’s personnel and each party shall be free to interview and hire any such personnel.
SECTION 28
CAPTIONS
Captions to Sections of this Agreement have been included solely for the sake of convenient reference, and are entirely without substantive effect.
SECTION 29
NO THIRD PARTY BENEFICIARIES
Miller and Boston agree that this Agreement is solely for their benefit and it does not nor is it intended to create any rights in favor of, or obligations owing to, any third parties.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SECTION 30
ENTIRE AGREEMENT
This Agreement, including the Schedules and Exhibits attached hereto, embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto, including the Prior Agreement.
Each party has therefore caused this Agreement to be executed on its behalf.

BOSTON BEER CORPORATION
By:
Name:
Title:

MILLER BREWING COMPANY
By:
Name:
Title:

[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 1.8
SEASONAL BRANDS
[ * ]
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 1.29
QA STANDARDS
See Attachment.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 1.33
SOURCE PLANTS
Eden, North Carolina
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 1.34
SVC COMPONENT PARTS
[ * ]
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 4.7.C
APPROVED BPA
[ * ]
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 4.8.E
PALLET LOADING REQUIREMENTS
See Attachments.
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 9
ALTERNATION FEES AND PRICING
[ * ]
[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.